EXHIBIT 23.2





CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form S-8 of our report, dated July 17, 1995, relating to the consolidated financial statements of Ault Incorporated and Subsidiary, which appears on page 14 of the annual report on Form
10-K for the year ended May 28, 1995.


McGladrey & Pullen, LLP



/s/McGladrey & Pullen, LLP


Minneapolis, Minnesota
May 24, 1996